Exhibit 10.46


Robert C. Woodbury, 8B 119300
7251 Owensmouth Ave. Ste. #7
Canoga Park, CA 91303
(818) 883-1776 Tel.
(818) 883-1781 Fax

Attorney for Plaintiff


                          SUPERIOR COURT OF CALIFORNIA

                              COUNTY OF LOS ANGELES

                              UNLIMITED CIVIL CASE


21-Day Capital Corporation,                          ) CASE NO.  BC 287634
                                                     )
                  Plaintiff,                         )
                                                     ) STIPULATION FOR ENTRY OF
                                                     ) JUDGMENT AND MUTUAL
                                                     ) GENERAL RELEASE
         vs.                                         )
                                                     )
                                                     )
SLS International, Inc., and DOES                    )
1 through 100, inclusive,                            )
                                                     )
                  Defendants.                        )
                                                     )
-----------------------------------------------------


                                   STIPULATION
                                   -----------

         1. It is hereby stipulated by and between the parties to this case that judgment shall be entered in favor of plaintiff 21-Day Capital Corporation ("21-Day") and against defendant SLS International, Inc. ("SLS"), in the sum of $48,750.00.

         2. Notwithstanding the above, 21-Day shall not apply for entry of judgment hereunder provided SLS performs the following terms and conditions:

         2a. SLS will pay the total sum of $35,000.00 as follows:

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         2b. SLS will, within 5 days, deliver payment to the order of Robert C.
Woodbury, Legal Trust Account, the sum of $15,000.00, to be wire-transferred to bank routing number 121000358, account number 16641-03830. Thereafter, on or before the 24th day of each successive month until paid in full, SLS will deliver payments of $10,000.00, each made payable to Robert C. Woodbury, Legal Trust Account, and each payment to be made by wire transfer as before, and all due in the case of default on any payment, until the sum of $35,000.00 has been paid in full.

         3. There shall be a three (3) business day "grace period" with respect to the payments described herein. SLS is solely responsible for delivery of said payments by the delivery dates scheduled. Neither Woodbury nor 21-Day has any duty to provide any form of notice to SLS that funds have not been timely delivered.

         4. A failure to deliver any sums after the expiration of the grace period will immediately entitle 21-Day to request entry of judgment by filing an original or a copy of this Stipulation for Entry of Judgment and MGR, and/or applying to the Court for entry of judgment pursuant to CCP 664.6, and/or by requesting judgment after entry of default, and/or proceeding to judgment upon any other legal or procedural ground. 21-Day shall be entitled to entry of judgment in the amount of $48,750.00, less credits for money paid, plus interest at the legal rate from the date of February 19, 2004, plus costs, including reasonable attorney's fees, to enforce this Stipulation for Entry of Judgment and MGR.

         5. Upon clearance of all settlement funds, 21-Day Communications Group, Inc. shall cause the dismissal of any and all lawsuits then pending against SLS.

                             MUTUAL GENERAL RELEASE
                             ----------------------

         6. The Parties hereby enter into a Mutual General Release (the "MGR") with regard to the following matters (the "Disputed Matters"): The amount of money owed to 21-Day Communications Group, Inc. and/or Muir, Crane & Co. by SLS, and any cross-claims, counterclaims, defenses or setoffs to said claim, and any or all other claims which would properly have been made by either party in the pending litigation between the parties under Los Angeles Superior Court CASE NO. BC 287634, 21-DAY CAPITAL CORPORATION V. SLS INTERNATIONAL, INC., ET AL.

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         7. The Parties, and each Party, do hereby generally and specifically release, discharge and acquit each other and each other's officers, directors, employees, agents, spouses, insurers, limited partners, partners, shareholders, independent contractors, assignors and attorneys of and from any and all claims, demands, liabilities, actions, causes of action, damages, expenses, and obligations, including but not limited to costs and attorney's fees, arising out of or in any way related to the Disputed Matters, (including restraining orders and injunctions of any time), whether known or unknown, suspected or claimed.

         8. Further, except as herein provided, the Parties hereby expressly, voluntarily and knowingly waive, relinquish and abandon each and every right, protection and benefit to which they would be entitled now or at any time hereafter under Section 1542 of the California Civil Code (or similar laws of other jurisdictions), which provides:

                  "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

         9. In making this voluntary express waiver of the protection of California Civil Code Section 1542, the Parties acknowledge that they are aware that they may discovery claims or facts in addition to or different from those which are known or believed to exist with respect to the matters mentioned herein. The Parties hereby fully and forever settle and release any and all of such matters, claims and disputes, whether known or unknown, suspected or unsuspected, anticipated or unanticipated.

         10. The provisions of this Stipulation for Entry of Judgment and MGR will be binding upon and inure to the benefit of each of the Parties, and to their heirs, executors, administrators, successors in interest and assigns.

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         11. This document sets forth the entire agreement between the parties and may not be altered, amended, or modified in any respect except by a writing duly executed by the party to be charged. All earlier understandings, oral agreements and writings are expressly superseded hereby and are of no further force or effect.

         12. This Stipulation for Entry of Judgment and MGR shall be construed without regard to who drafted same, and shall be construed as though all parties hereto participated equally in the drafting thereof.

         13. This Stipulation for Entry of Judgment and MGR shall be governed by California law. The venue for any litigation or disputes concerning this Stipulation for Entry of Judgment and MGR shall be in Los Angeles County Superior Court.

         14. For the convenience of the parties, this document may be executed in counterparts which shall together constitute the agreement of the parties, and the signatures below may be executed and transmitted by facsimile.

Executed in Van Nuys, California

Dated February ____, 2004



----------------------------                -----------------------------
Robert C. Woodbury, for                     John Gott, for
21-Day Capital Corporation                  SLS International, Inc.

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Approval as to form:



----------------------------------
Robert C. Woodbury, Attorney for
21-Day Capital Corporation




----------------------------------
Tracy Green, Attorney for
SLS International, Inc.



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